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                                                                      EXHIBIT 99

                                      PROXY
                             VALLEY INDEPENDENT BANK
                         SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 24, 1998



         The undersigned shareholder of Valley Independent Bank (the "Bank") hereby nominates, constitutes and appoints R. Stephen Ellison, John L. Skinner and Alice Helen Lowery Westerfield, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank to be held at the Bank's Main Office, 1448 Main Street, El Centro, California 92243, on Tuesday, February 24, 1998, at 6:00 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present there at, as follows:

        1. Approval of Bank Holding Company Reorganization. To approve the Plan of Reorganization and Merger Agreement dated November 18, 1997, pursuant to which the Bank will become a subsidiary of the newly-organized bank holding company, VIB Corp, and shareholders of the Bank will become shareholders of VIB Corp, as more fully described in the Proxy Statement dated January 23[?], 1997, accompanying the Notice of Special Meeting.

                      FOR  [   ]        AGAINST  [   ]       ABSTAIN [   ]

        2. Stock Option Plan. To approve, as prospective shareholders of VIB Corp, the VIB Corp 1997 Stock Option Plan described in the Proxy Statement dated January 23[?], 1997, accompanying the Notice of Special Meeting.

                      FOR  [   ]        AGAINST  [   ]       ABSTAIN [   ]

        3. Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

                              PLEASE SIGN AND DATE THE OTHER SIDE

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                           PLEASE SIGN AND DATE BELOW


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" ON PROPOSALS 1 AND 2. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS CONTRARY INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BANK'S BOARD OF DIRECTORS.


        ------------------------------------       Dated:_____________ , 199__
        (Number of Shares)


        ------------------------------------       -----------------------------
        (Please Print Your Name)                    (Signature of Shareholder)



        ------------------------------------       -----------------------------
        (Please Print Your Name)                    (Signature of Shareholder)


               (Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)


                I do [ ] do not [ ] expect to attend the Meeting.


               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.